As filed with the Securities and Exchange Commission on May 16, 2014.

Registration Nos. 333-13428

333-81126

333-132089

333-150656

333-163522

333-178544

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Siemens Aktiengesellschaft

(Exact name of registrant as specified in its charter)

Federal Republic of Germany	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Wittelsbacherplatz 2

80333 Munich

Germany

(Address of Principal Executive Offices; Zip Code)

SIEMENS SAVINGS PLAN

SIEMENS SAVINGS PLAN FOR UNION EMPLOYEES

2001 SIEMENS STOCK OPTION PLAN

SIEMENS STOCK AWARDS

SIEMENS SAVINGS PLAN FOR HOURLY EMPLOYEES

SIEMENS SAVINGS PLAN FOR EMPLOYEES OF

SIEMENS BUILDING TECHNOLOGIES, INC.

(Full title of the plans)

Rose Marie E. Glazer

Senior Vice President, General Counsel and Secretary

Siemens Corporation

300 New Jersey Avenue, N.W.

Suite 1000

Washington, D.C. 20001

Tel: (202) 434-4835

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):

1. Registration Statement 333-13428, filed April 30, 2001, registering 5,000,000 Ordinary Shares of Siemens Aktiengesellschaft, no par value;

2. Registration Statement 333-81126, filed January 18, 2002, registering 3,000,000 Ordinary Shares of Siemens Aktiengesellschaft, no par value;

3. Registration Statement 333-132089, filed February 28, 2006, registering 8,660,000 Ordinary Shares of Siemens Aktiengesellschaft, no par value;

4. Registration Statement 333-150656, filed May 6, 2008, registering 14,064,000 Ordinary Shares of Siemens Aktiengesellschaft, no par value;

5. Registration Statement 333-163522, filed December 7, 2009, registering 19,525,490 Ordinary Shares of Siemens Aktiengesellschaft, no par value; and

6. Registration Statement 333-178544, filed December 16, 2011, registering 22,724,000 Ordinary Shares of Siemens Aktiengesellschaft, no par value.

Siemens Aktiengesellschaft intends to file a Form 15F to terminate, inter alia, the registration of its Ordinary Shares, no par value, under the Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by Siemens Aktiengesellschaft in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, Siemens Aktiengesellschaft hereby amends the Registration Statements to withdraw from registration the securities registered but unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Munich, Germany on May 16, 2014.

SIEMENS AKTIENGESELLSCHAFT

/s/ DR. ANDREAS CHRISTIAN HOFFMANN
Name: Dr. Andreas Christian Hoffmann
Title: General Counsel

/s/ MARIEL VON DRATHEN
Name: Mariel von Drathen
Title: Head of Governance & Markets

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933.